Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of CompuDyne Corporation of our report dated March 10, 2006 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.



/s/ARONSON & COMPANY
Rockville, Maryland
August 10, 2006